Exhibit (a)(6)


                     [CONGOLEUM CORPORATION LETTERHEAD]

                                                              January __, 2002


Dear Option Holder:

         On behalf of Congoleum Corporation (the "Company"), I am writing to provide you with the results of the Company's recent offer (the "Offer") to exchange outstanding options issued under (1) the Congoleum Corporation 1995 Stock Option Plan, as amended, and (2) the Congoleum Corporation 1999 Stock Option Plan For Non-Employee Directors for new options to purchase shares of our Class A common stock, par value $.01 per share, issued under those stock option plans.

         The Offer expired at 12:00 Midnight, Eastern time, on January __, 2002. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, the Company accepted for exchange and canceled tendered options exercisable for a total of _________ shares of Congoleum Corporation Class A common stock. The Company has accepted for exchange and canceled the options tendered by you representing that number of shares of our Class A common stock set forth on Annex A attached to this letter.

         In accordance with the terms and subject to the conditions of the Offer, you will receive a grant of a new option to purchase the number of shares of our Class A common stock, par value $.01 per share, set forth on Annex A attached to this letter in exchange for the options tendered by you and accepted by the Company, as adjusted for any stock splits, stock dividends and similar events. The new options will be subject to the terms and conditions set forth in the new stock option agreement to be entered into between you and the Company and the stock option plan pursuant to which the new options are granted.

         In accordance with the terms and subject to the conditions of the Offer, the Company will grant the new options on or about the first business day that is at least six months and one day following the date when the tendered options were accepted for exchange and canceled. We expect to make the new option grant on or about July __, 2002. At about that time, the Company will forward to you a new stock option agreement. You must promptly and properly execute that stock option agreement and return it to the Company. Upon receipt of the new stock option agreement executed by you, the Company will issue the new options to your account. Please be advised that there are tax consequences associated with your receipt of the new options as described in the Offer to Exchange.

         If you have any questions about your rights in connection with the grant of new options, please contact Howard N. Feist by telephone: (609) 584-3586, or facsimile: (609) 584-3685.


                                                        Sincerely,


                                                        Roger S. Marcus


Attachment




                                                                    Annex A


                          [Name of Option Holder]

                 -----------------------------------------


      ------------------------------------------------------------------------------------------------

                                                                         Total Number of Shares
                  Grant Date                   Exercise Price            Subject to the Option
      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------


Number of Shares of Congoleum Corporation
Class A Common Stock Underlying the
Options to be Granted to You:   ______________________